EXHIBIT 23(ii)b


          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-2 (File No. 33-55201) of our report, dated April 19, 1993, on our audit of the consolidated financial statements of operations, changes in stockholders' equity and cash flows of CBC Bancorp, Inc. and Subsidiaries for the year ended December 31, 1992. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand, L.L.P.
Hartford, Connecticut
February 22, 1995